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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference and use of our report dated January 27, 2000 on the consolidated financial statements of United Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and for the three years ended December 31, 1999, which appears on page A-16 of United Bancorp's definitive Proxy Statement for the 2000 Annual Meeting of Shareholders, in United Bancorp, Inc.'s Prospectus and Registration Statement on Form S-8 pertaining to United Bancorp, Inc.'s 1999 Stock Option Plan, dated March 24, 2000.




/s/ CROWE, CHIZEK AND COMPANY LLP


Grand Rapids, Michigan
February 14, 2001






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